Exhibit 99.1

AMERICREDIT REPORTS FOURTH QUARTER AND FISCAL YEAR 2010

OPERATING RESULTS

•	4th Quarter earnings of $86 million, $0.61 per share

•	Quarterly loan originations of $906 million

•	Annualized net losses for the quarter were 4.5%

•	Total available liquidity of $772 million

FORT WORTH, TEXAS August 3, 2010 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $86 million, or $0.61 per share, for its fiscal fourth quarter ended June 30, 2010. AmeriCredit reported net income of $32 million, or $0.24 per share, for the same period a year earlier. For the fiscal year ended June 30, 2010, AmeriCredit reported net income of $221 million, or $1.60 per share, versus a net loss of $11 million, or $0.09 per share, for the fiscal year ended June 30, 2009. Results for the three months and fiscal year ended June 30, 2009, were revised, from net income of $31 million, or $0.23 per share, and net income of $14 million, or $0.11 per share, respectively, to reflect the retrospective adoption, on July 1, 2009, of a new accounting standard that changed the accounting for convertible bonds.

Originations were $906 million for the quarter ended June 30, 2010, compared to $624 million for the quarter ended March 31, 2010 and $175 million for the quarter ended June 30, 2009. Originations for the fiscal year ended June 30, 2010, were $2.1 billion, compared to $1.3 billion for the prior fiscal year. Finance receivables totaled $8.7 billion at June 30, 2010, compared to $8.8 billion at March 31, 2010 and $10.9 billion at June 30, 2009.

Annualized net charge-offs were 4.5% of average finance receivables for the quarter ended June 30, 2010, compared to 7.1% for the quarter ended June 30, 2009. For the fiscal year ended June 30, 2010, annualized net charge-offs were 7.4%, compared to 7.9% last fiscal year.

Finance receivables 31-to-60 days delinquent were 6.2% of the portfolio at June 30, 2010, compared to 6.9% at June 30, 2009. Accounts more than 60 days delinquent were 2.7% of the portfolio at June 30, 2010, compared to 3.5% a year ago.

The allowance for loan losses as a percentage of finance receivables was 6.6% at June 30, 2010, compared to 7.1% at March 31, 2010 and 8.2% at June 30, 2009.

The Company had total available liquidity of $772 million at June 30, 2010, consisting of $282 million of unrestricted cash and approximately $490 million of borrowing capacity on unpledged eligible receivables.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers across the United States. AmeriCredit has about 800,000 customers and approximately $9 billion in auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

On July 22, 2010, AmeriCredit and General Motors (GM) announced they have entered into a definitive agreement for GM to acquire AmeriCredit. Under the terms of the agreement, which has been approved by both companies’ boards of directors, at closing, AmeriCredit shareholders will receive $24.50 in cash for each share of stock held as of the transaction closing date. The transaction is expected to close by the end of the fourth quarter of calendar 2010, pending certain closing conditions, including the approval of AmeriCredit shareholders.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission (the “SEC”) including the Company’s annual report on Form 10-K for the year ended June 30, 2009. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. The definitive agreement for GM to acquire

AmeriCredit is subject to closing conditions and there is a risk that the transaction may not close. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

In connection with the proposed merger, AmeriCredit plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. Investors and security holders and other interested parties will also be able to obtain, free of charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, AmeriCredit Corp., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, telephone (800) 644-2297, or from AmeriCredit’s web site at www.AmeriCredit.com.

AmeriCredit and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from AmeriCredit’s shareholders with respect to the merger. Information about AmeriCredit’s directors and executive officers and their ownership of AmeriCredit’s common stock is set forth in AmeriCredit’s Proxy Statement on Schedule 14A filed on September 16, 2009. Shareholders and investors may obtain additional information regarding the interests of AmeriCredit and its directors and executive officers in the merger, which may be different than those of AmeriCredit’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

AmeriCredit Corp.

Consolidated Statements of Operations

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009 (Revised)	2010	2009 (Revised)

Revenue:
Finance charge income	$338,531	$418,965	$1,431,319	$1,902,684
Other income	23,142	25,595	91,215	116,488
Gain on retirement of debt	—	5,699	283	48,152

	361,673	450,259	1,522,817	2,067,324

Costs and expenses:
Operating expenses	68,304	63,926	288,791	308,803
Leased vehicles expenses	5,620	11,115	34,639	47,880
Provision for loan losses	49,326	174,678	388,058	972,381
Interest expense	98,730	152,894	457,222	726,560
Restructuring charges	534	1,382	668	11,847

	222,514	403,995	1,169,378	2,067,471

Income (loss) before income taxes	139,159	46,264	353,439	(147)

Income tax provision	53,609	14,471	132,893	10,742

Net income (loss)	$85,550	$31,793	$220,546	$(10,889)

Earnings (loss) per share:
Basic	$0.64	$0.24	$1.65	$(0.09)

Diluted	$0.61	$0.24	$1.60	$(0.09)

Weighted average shares	134,618,012	132,890,596	133,845,238	125,239,241

Weighted average shares and assumed incremental shares	139,787,408	133,523,867	138,179,945	125,239,241

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

		June 30,
	June 30, 2010	2009 (Revised)

Cash and cash equivalents	$282,273	$193,287
Finance receivables, net	8,160,208	10,037,329
Restricted cash – securitization notes payable	930,155	851,606
Restricted cash – credit facilities	142,725	195,079
Property and equipment, net	37,734	44,195
Leased vehicles, net	94,677	156,387
Deferred income taxes	81,836	75,782
Income tax receivable	—	197,579
Other assets	151,425	207,083

Total assets	$9,881,033	$11,958,327

Credit facilities	$598,946	$1,630,133
Securitization notes payable	6,108,976	7,426,687
Senior notes	70,620	91,620
Convertible debt	414,068	392,514
Accrued taxes and expenses	210,013	157,640
Interest rate swap agreements	70,421	131,885
Other liabilities	7,565	20,540

Total liabilities	7,480,609	9,851,019

Shareholders’ equity (outstanding common shares of 134,939,850 and 133,171,366 respectively)	2,400,424	2,107,308

Total liabilities and shareholders’ equity	$9,881,033	$11,958,327

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009 (Revised)	2010	2009 (Revised)
Cash flows from operating activities:
Net income (loss)	$85,550	$31,793	$220,546	$(10,889)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,047	26,153	79,044	109,008
Accretion and amortization of fees	62	3,191	4,791	19,094
Provision for loan losses	49,326	174,678	388,058	972,381
Deferred income taxes	(350)	7,789	(24,567)	226,783
Non-cash interest charges on convertible debt	5,529	5,598	21,554	22,506
Stock-based compensation expense	3,605	3,026	15,115	14,264
Amortization of warrant costs	—	2,084	1,968	45,101
Gain on retirement of debt	—	(5,699)	(283)	(48,907)
Other	439	(868)	(15,954)	2,773
Changes in assets and liabilities:
Income tax receivable	—	5,238	197,402	(174,682)
Other assets	(6,918)	9,294	5,256	(6,704)
Accrued taxes and expenses	(22,150)	(6,125)	35,779	(52,113)

Net cash provided by operating activities	132,140	256,152	928,709	1,118,615

Cash flows from investing activities:
Purchases of receivables	(894,301)	(168,148)	(2,090,602)	(1,280,291)
Principal collections and recoveries on receivables	873,516	944,783	3,606,680	4,257,637
Net change in restricted cash and other	87,325	79,368	26,146	194,699

Net cash provided by investing activities	66,540	856,003	1,542,224	3,172,045

Cash flows from financing activities:
Net change in credit facilities	(59,191)	(152,583)	(1,031,187)	(1,278,117)
Net change in securitization notes payable	(354,370)	(876,328)	(1,321,569)	(2,987,424)
Proceeds from issuance of common stock	2,927	2,470	15,635	3,741
Retirement of debt	—	(13,894)	(20,425)	(238,617)
Other net changes	(3,438)	2,034	(24,109)	(33,212)

Net cash used by financing activities	(414,072)	(1,038,301)	(2,381,655)	(4,533,629)

Net (decrease) increase in cash and cash equivalents	(215,392)	73,854	89,278	(242,969)

Effect of Canadian exchange rate changes on cash and cash equivalents	336	(1,498)	(292)	2,763
Cash and cash equivalents at beginning of period	497,329	120,931	193,287	433,493

Cash and cash equivalents at end of period	$282,273	$193,287	$282,273	$193,287

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Origination volume	$906,097	$174,907	$2,137,620	$1,285,091
Loans securitized	640,004	—	2,843,308	1,289,082
Average finance receivables	$8,794,764	$11,419,099	$9,495,125	$13,001,773

	June 30, 2010	June 30, 2009
Finance receivables:
Principal	$8,733,518	$10,927,969
Allowance for loan losses	(573,310)	(890,640)

	$8,160,208	$10,037,329

Allowance as a percent of ending finance receivables	6.6%	8.2%

	June 30, 2010	June 30, 2009
Loan delinquency as a percent of ending finance receivables:
31 - 60 days	6.2%	6.9%
Greater than 60 days	2.7	3.5

Total	8.9%	10.4%

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables	5.8%	7.9%	7.3%	7.8%

Net charge-offs	$99,265	$202,030	$705,388	$1,032,854

Annualized net charge-offs as a percent of average finance receivables	4.5%	7.1%	7.4%	7.9%

Net recoveries as a percent of gross repossession charge-offs	48.6%	42.1%	44.1%	39.8%

Components of net margin:

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009 (Revised)	2010	2009 (Revised)
Finance charge income	$338,531	$418,965	$1,431,319	$1,902,684
Other income	23,142	25,595	91,215	116,488
Interest expense	(98,730)	(152,894)	(457,222)	(726,560)

Net margin	$262,943	$291,666	$1,065,312	$1,292,612

Annualized net margin as a percent of average finance receivables:
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009 (Revised)	2010	2009 (Revised)
Finance charge income	15.4%	14.7%	15.1%	14.6%
Other income	1.1	0.9	0.9	0.9
Interest expense	(4.5)	(5.4)	(4.8)	(5.6)

Net margin	12.0%	10.2%	11.2%	9.9%

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating expenses	$68,304	$63,926	$288,791	$308,803

Annualized operating expenses as a percent of average finance receivables	3.1%	2.2%	3.0%	2.4%

	June 30, 2010	June 30, 2009
Book value per share	$17.79	$15.82

Leverage	3.6x	5.2x

Contact:

Caitlin DeYoung

(817) 302-7394